Exhibit (e)(4)

FORM OF AMENDED SCHEDULE A

to the

Distribution Agreement between

Conestoga Funds,

Conestoga Capital Advisors, and

Ultimus Fund Distributors, LLC

Dated February 1, 2019

Fund Portfolio(s)

Conestoga Small Cap Fund

Conestoga SMid Cap Fund

Conestoga Mid Cap Fund

Conestoga Micro Cap Fund

The parties duly executed this Amended Schedule A as of                   .

	Conestoga Funds		Ultimus Fund Distributors, LLC

By:		By:
Name:		Name:
Title:		Title:

Conestoga Capital Advisors, LLC

By:
Name:
Title: